Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:  Anu Ahluwalia

               New York Mercantile Exchange, Inc.

               (212) 299-2439

Chuck Burgess

The Abernathy MacGregor Group

(212) 371-5999

NYMEX ANNOUNCES EARLY TERMINATION OF HART-SCOTT-RODINO WAITING PERIOD

NEW YORK, N.Y. --  December 8, 2005 -- NYMEX Holdings, Inc. today announced that the Federal Trade Commission has granted early termination of the antitrust waiting period under the Hart-Scott-Rodino Improvements Act of 1976, as amended, for the proposed minority investment in NYMEX by General Atlantic LLC.

As previously announced, NYMEX and General Atlantic have signed a definitive agreement by which General Atlantic will invest $135 million for a 10% equity stake in NYMEX.  General Atlantic would not receive any trading rights in the proposed transaction.  The proposed transaction remains subject to approval by the NYMEX stockholders and satisfaction of other customary closing conditions.

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About The New York Mercantile Exchange
The New York Mercantile Exchange (NYMEX) is the largest physical commodity exchange in the world, offering futures and options trading in energy and metals contracts and clearing services for off-exchange energy transactions. Through a combination of open outcry floor trading and the NYMEX ACCESS® and NYMEX ClearPort® electronic trading platforms, a wide range of crude oil, petroleum product, natural gas, coal, electricity, gold, silver, copper, aluminum, and platinum group metals markets are available virtually 24 hours each day. More information about NYMEX is available at www.nymex.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms, in connection with any discussion of future results, including our ability to consummate the proposed merger or the proposed private placement and to use the proceeds therefrom to make the extraordinary cash distribution and/or to pay fees and expenses incurred in connection with the merger or the private placement of Series A Preferred Stock to General Atlantic, and our exploration of and ability to consummate, including as a result of market conditions, a potential initial public offering or other strategic alternative. Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in the forward-looking statements. In particular, the forward-looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: difficulties, delays, unexpected costs or the inability to consummate, in whole or in part, the proposed merger or the proposed private placement and to use the proceeds therefrom to make the extraordinary cash distribution and/or to pay fees and expenses incurred in connection with the merger or the private placement, and our determination not, or difficulties, delays or unanticipated costs in our ability, including as a result of market conditions, to consummate a potential initial public offering or other strategic alternative; the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities, international hostilities or natural disasters, which may affect the general economy as well as oil and other commodity markets. We assume no obligation to update or supplement our forward-looking statements.

Statement Regarding Information That Will Become Available
Please note this is not intended to be a solicitation for proxy. In connection with the proposed private placement, NYMEX will file with the Securities and Exchange Commission and distribute to its shareholders a proxy statement. NYMEX's shareholders are urged to read the proxy statement in its entirety when it becomes available, and any other related documents NYMEX may issue, because they will contain important information about NYMEX, the transaction, the persons soliciting proxies in connection with the transaction and the interests of these persons in the transaction and related matters. When these documents are filed, they can be obtained for free at the SEC's website (www.sec.gov). Additional information on how to obtain these documents from NYMEX will be made available to shareholders.

NYMEX, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from NYMEX's shareholders in connection with the proposed private placement. Information about the directors and executive officers of NYMEX and their ownership of NYMEX stock is set forth in the proxy statement for NYMEX's 2005 annual meeting. Information regarding the interests of NYMEX's directors and executive officers in the proposed private placement will be included in the proxy statement when it becomes available.